GEHL COMPANY
2004 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AWARD AGREEMENT

        THIS AGREEMENT, made and entered into as of this ____ day of _____________, by and between GEHL COMPANY, a Wisconsin corporation (the “Company”), and ________________________ (the “Participating Key Employee”).

W I T N E S S E T H :

        WHEREAS, the Company has adopted the Gehl Company 2004 Equity Incentive Plan (the “Plan”), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

        WHEREAS, one of the purposes of the Plan is to permit the granting of awards of stock appreciation rights with respect to shares of the Company’s Common Stock, $.10 par value (the “Common Stock”), to certain key employees of the Company and its Affiliates (as defined in the Plan); and

        WHEREAS, the Participating Key Employee is now employed by the Company or an Affiliate of the Company in a key capacity, and the Company desires the Participating Key Employee to remain in such employ and to increase his or her incentive and personal interest in the welfare of the Company.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

        1.    Award of SARs. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards the Participating Key Employee the number of stock appreciation rights set forth on the signature page of this Agreement (the “SARs”). The SARs are solely a unit of measurement of the amount of cash compensation, if any, to which the Participating Key Employee may be entitled.

        2.    Initial Value of SARs. Each SAR has an initial value as set forth on the signature page of this Agreement (the “Initial Value”).

        3.    Exercisability and Termination of SARs. Except as provided herein, the SARs may be exercised only while the Participating Key Employee is an employee of either the Company or an Affiliate of the Company and only if the Participating Key Employee has been continuously so employed since the date of the award of the SARs. Subject to Paragraph 4, the SARs may be exercised by the Participating Key Employee in whole, or in part from time to time, during the period beginning on the date of grant of the SARs set forth on the signature page of this Agreement (the “Grant Date”) and ending on the tenth anniversary of the Grant Date (the “10-Year Maturity Date”) but only in accordance with the following schedule:

Elapsed Period of Time After Grant Date	Cumulative Percentage of SARs Which May Be Exercised (which number of shares shall be rounded down to the nearest whole number
Less than One Year	0%
One Year	33-1/3%
Two Years	66-2/3%
Three Years	100%

provided, however, that notwithstanding the foregoing vesting schedule, the SARs shall become immediately exercisable in full following a Change of Control of the Company (as such term is defined in the Plan).

        4.    Exercisability After Termination of Employment.

        (a)    Death or Disability; Retirement. In the event the Participating Key Employee dies while he or she is in the employ of the Company or an Affiliate thereof or if his or her employment is terminated by reason of retirement on or after attaining age 62 or by reason of his or her disability, the SARs, to the extent not theretofore exercised, may be exercised in full as follows: (i) by the Beneficiary at any time within twelve months after the date of the Participating Key Employee’s death while in the employ of the Company or an Affiliate thereof; or (ii) by the Participating Key Employee at any time within twelve months after the termination of Participating Key Employee’s employment by reason of retirement on or after attaining age 62 or by reason of his or her disability, but in no event later than the 10-Year Maturity Date.

        (b)    Voluntary Termination; Termination for Cause. In the event the Participating Key Employee voluntarily terminates employment with the Company and, if applicable, any of its Affiliates or if his or her employment is terminated for Cause (as hereinafter defined), the SARs, to the extent not theretofore exercised, shall immediately terminate upon such termination of employment. For purposes of this Agreement, the term “Cause” shall mean any termination of the Participating Key Employee by action of the Board of Directors of the Company because of the failure of the Participating Key Employee to fulfill his or her obligations with the Company or any Affiliate thereof or because of serious willful misconduct by the Participating Key Employee in respect of his or her obligations with the Company or any Affiliate thereof which would cause a substantial and demonstrable detriment to the Company, as, for example, the commission by the Participating Key Employee of a felony or the perpetration by the Participating Key Employee of a common-law fraud against the Company or any Affiliate thereof, or any major material action (i.e., not procedural or operational differences) taken against the expressed directive of the Board of Directors of the Company.

        (c)    Other. In the event that the Participating Key Employee is discharged or leaves the employ of the Company and, if applicable, its Affiliates for any reason (other than the death or disability of the Participating Key Employee, the retirement of the Participating Key Employee on or after attaining age 62, the Participating Key Employee’s voluntary termination of employment or the termination of the Participating Key Employee for Cause), the SARs, to the extent not theretofore exercised but then permitted under the percentage limitations of Paragraph 3 hereof, may be exercised by the Participating Key Employee at any time within three months after the date of termination of employment, but in no event later than the 10-Year Maturity Date.

        5.    Final Value of SARs. The value of each exercised SAR shall be the difference between (i) the Initial Value and (ii) the last per share sale price of the Common Stock as reflected on The Nasdaq Stock Market on the date of exercise as determined pursuant to Paragraph 6 (such difference being the “Final Value”).

        6.    Manner of Exercise. Except as provided herein, the SARs may be exercised only by written notice to the Company, served upon the Secretary of the Company at its office at West Bend, Wisconsin, specifying the number of SARs being exercised. The exercise shall be effective on the business day such written notice is received or, if such written notice is received on a day which is not a business day, on the next following business day. A day of the week is a business day if it is a day that both the West Bend office of the Company and The Nasdaq Stock Market are open for business. Any such written notice is irrevocable. Notwithstanding the foregoing, in no event may any SARs be exercised except during the windows defined pursuant to the Company’s insider trading policy; any blackout periods under such policy shall not extend the exercise period for SARs hereunder.

        7.    Cash Payment. As soon as practicable after a valid exercise of a SAR, the Company shall make a cash payment to the Participating Key Employee or the Beneficiary thereof, as applicable. The cash payment shall be equal to the Final Value, subject to the Company’s obligation to withhold Federal, state or local taxes.

        8.    Nontransferability of the SARs. The SARs shall not be assignable, alienable, saleable or transferable by the Participating Key Employee other than by will or the laws of descent and distribution; provided, however, that the Participating Key Employee shall be entitled, in the manner provided in Paragraph 9 hereof, to designate a beneficiary to exercise his or her rights with respect to the SARs upon the death of the Participating Key Employee. The SARs may be exercised during the lifetime of the Participating Key Employee only by the Participating Key Employee or, if permitted by applicable law, the Participating Key Employee’s guardian or legal representative.

        9.    Designation of Beneficiary.

        (a)     The person whose name appears on the signature page hereof after the caption “Beneficiary” or any successor designated by the Participating Key Employee in accordance herewith (the person who is the Participating Key Employee’s beneficiary at the time of his or her death is herein referred to as the “Beneficiary”) shall be entitled to exercise the SARs, to the extent they are exercisable, after the death of the Participating Key Employee. The Participating Key Employee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee (as defined in the Plan). The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participating Key Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

        (b)     If no such Beneficiary designation is in effect at the time of the Participating Key Employee’s death, or if no designated Beneficiary survives the Participating Key Employee or if such designation conflicts with applicable law, the Participating Key Employee’s estate shall be entitled to exercise the SARs, to the extent they are exercisable after the death of the Participating Key Employee. If the Committee is in doubt as to the right of any person to exercise the SARs, the Company may refuse to recognize such exercise, without liability for any interest thereon, until the Committee determines the person entitled to exercise the SARs, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

        10.    Adjustments. In the event of any reclassification, subdivision or combination of shares of Common Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or other event which could, in the judgment of the Committee, distort the implementation of the Plan or the realization of its objectives, the Committee may make such adjustments in the number of SARs and/or the Initial Value or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable to the extent consistent with the Plan.

        11.    Powers of Company Not Affected. The existence of the SARs shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combination, subdivision or reclassification of the Common Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the SARs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Participating Key Employee any right to continue in the employment of the Company or any of its Affiliates or interfere with or limit in any way the right of the Company or any of its Affiliates to terminate the Participating Key Employee’s employment at any time.

        12.    Interpretation by Committee. The Participating Key Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive all as more fully set forth in the Plan. Any such determination need not be uniform and may be made differently among Participating Key Employees awarded SARs.

        13.    Miscellaneous.

        (a)     This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

        (b)     This Agreement may not be amended or modified except by the written consent of the parties hereto.

        (c)     Headings are given to the paragraphs and subparagraphs of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

        (d)     Any notice, filing or delivery hereunder or with respect to SARs shall be given to the Participating Key Employee at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at

143 Water Street West Bend, Wisconsin 53095 Attention: Corporate Secretary

All such notices shall be given by first class mail, postage pre-paid, or by personal delivery.

        (e)     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participating Key Employee, the Beneficiary and the personal representative(s) and heirs of the Participating Key Employee.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Participating Key Employee has hereunto affixed his or her hand, all on the day and year set forth below.

GEHL COMPANY
(CORPORATE SEAL)
By:_________________________________________________
Attest:______________________________________________
PARTICIPATING KEY EMPLOYEE
___________________________________________________

Number of SARs: Initial Value: Grant Date: Beneficiary: Address of Beneficiary: Beneficiary Tax Identification No.: